Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2021 Results

CAMARILLO, Calif.--(BUSINESS WIRE)--March 17, 2021--Semtech Corporation (Nasdaq: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its fourth quarter and fiscal year 2021, which ended January 31, 2021.

Highlights for the Fourth Quarter and Fiscal Year 2021

  Q4 FY2021 net sales of $164.7 million, diluted GAAP EPS of $0.24 and diluted non-GAAP EPS of $0.51
  FY2021 net sales of $595.1 million, diluted GAAP EPS of $0.91 and diluted non-GAAP EPS of $1.75
  Record annual bookings
  Record LoRa®-enabled net sales grew 19% year-over-year to $88 million in FY2021
  Record data center, 10GPON and 5G net sales in FY2021
  Repurchased 1.6 million shares for $71.4 million in FY2021
  Board approved a $350 million increase in stock repurchase authorization on March 11, 2021, resulting in a remaining authorization of $389.2 million as of such authorization date
Results on a GAAP basis for the Fourth Quarter and Fiscal Year 2021

($ in millions, except for earnings per diluted share data)

	Q4 FY2021	FY2021
Net Sales	$164.7	$595.1
GAAP Gross Margin	61.0%	61.1%
GAAP SG&A Expense	$47.1	$162.8
GAAP R&D Expense	$32.8	$117.5
GAAP Operating Expense	$81.5	$288.6
GAAP Operating Margin	11.5%	12.6%
GAAP Net Income Attributable To Common Stockholders	$15.7	$59.9
GAAP Earnings Per Diluted Share	$0.24	$0.91

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results that exclude certain non-cash items and items that are not considered reflective of the Company’s core results over time. These non-GAAP financial measures exclude certain items and are described below under “Non-GAAP Financial Measures.”

Results on a Non-GAAP basis for the Fourth Quarter and Fiscal Year 2021 (see the list of non-GAAP measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Supplemental Information: Reconciliation of GAAP to Non-GAAP Results")

($ in millions, except for earnings per diluted share data)
	Q4 FY2021	FY2021
Non-GAAP Gross Margin	61.5%	61.5%
Non-GAAP SG&A Expense	$33.3	$122.3
Non-GAAP R&D Expense	$29.0	$104.2
Non-GAAP Operating Expense	$62.3	$226.5
Non-GAAP Operating Margin	23.7%	23.4%
Non-GAAP Net Income Attributable To Common Stockholders	$33.6	$115.6
Non-GAAP Earnings Per Diluted Share	$0.51	$1.75

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated, “Fiscal year 2021 net sales grew 9% while non-GAAP earnings per share grew 15%, and we enter fiscal year 2022 with a record starting backlog following record bookings in our fiscal Q4. We expect our growth engines targeting the data center, 5G, 10GPON and Internet of Things markets to perform very well over the next few years as our solutions enable a smarter, more connected and sustainable world."

First Quarter of Fiscal Year 2022 Outlook

Both the GAAP and non-GAAP first quarter of fiscal year 2022 outlook below take into account, based on the Company's current estimates, the uncertain, but potential negative impact to the Company of the ongoing COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results, as well as export restrictions pertaining to Huawei and certain of its affiliates and other entities identified by the U.S. government. The Company is unable to predict the full impact such challenges may have on its future results of operations.

GAAP First Quarter of Fiscal Year 2022 Outlook

  Net sales are expected to be in the range of $164.0 million to $172.0 million
  GAAP Gross margin is expected to be in the range of 60.6% to 61.6%
  GAAP SG&A expense is expected to be in the range of $41.5 million to $42.5 million
  GAAP R&D expense is expected to be in the range of $32.5 million to $33.5 million
  GAAP Intangible amortization expense is expected to be approximately $1.3 million
  GAAP Interest and other expense, net is expected to be approximately $1.8 million
  GAAP Effective tax rate is expected to be in the range of 9% to 11%
  GAAP Earnings per diluted share are expected to be in the range of $0.30 to $0.36
  Fully-diluted share count is expected to be approximately 66.4 million shares
  Share-based compensation is expected to be approximately $13.2 million, categorized as follows: $0.7 million cost of sales, $8.5 million SG&A, and $4.0 million R&D
  Capital expenditures are expected to be approximately $8.5 million
  Depreciation expense is expected to be approximately $6.3 million

Non-GAAP First Quarter of Fiscal Year 2022 Outlook (see the list of non-GAAP measures and the reconciliation of these to the most comparable GAAP measures set forth in the tables below under "Reconciliation of GAAP to Non-GAAP Outlook")

  Non-GAAP Gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $32.5 million to $33.5 million
  Non-GAAP R&D expense is expected to be in the range of $28.5 million to $29.5 million
  Non-GAAP normalized tax rate for FY2022 is expected to be approximately 13%
  Non-GAAP Earnings per diluted share are expected to be in the range of $0.49 to $0.55

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its fourth quarter and fiscal year 2021 results at 2:00 p.m. Pacific time. An audio webcast will be available on Semtech’s website at www.semtech.com in the “Investor Relations” section under “Investor News.” A replay of the call will be available through April 16, 2021 at the same website or by calling (877) 660-6853 and entering conference ID 13704539.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a presentation of select non-GAAP measures. The Company’s non-GAAP measures of gross margin, SG&A expense, R&D expense, operating expense, operating margin, net income attributable to common stockholders, earnings per diluted share and normalized tax rate exclude the following items, if any:

  Share-based compensation
  Amortization of purchased intangibles, impairments and credit loss reserves
  Restructuring, transaction and other acquisition or disposition-related gains or losses
  Litigation expenses or dispute settlement charges or gains
  Cumulative other reserves associated with historical activity including environmental and pension
  Equity in net gains or losses of equity method investments
  Loss on early extinguishment of debt
  Non-cash interest income from debt investments
  Changes in the fair value of contingent earn-out obligations

To provide additional insight into the Company's first quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures. Management believes that the presentation of these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations because these non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations, or are not reflective of the Company’s core results over time. These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which the Company may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP measures for the fourth quarter of fiscal year 2020, the third and fourth quarters of fiscal year 2021, and the full-year fiscal 2021 and fiscal 2020 periods, along with a reconciliation of forward-looking non-GAAP measures (other than the non-GAAP normalized tax rate) to their most comparable GAAP measures for the first quarter of fiscal year 2022. Beginning with fiscal year 2022, the Company adopted a full-year, normalized tax rate for the computation of the non-GAAP income tax provision in order to provide better comparability across the interim reporting periods by reducing the quarterly variability in non-GAAP tax rates that can occur throughout the year. In estimating the full-year non-GAAP normalized tax rate, the Company utilized a full year financial projection that considers multiple factors such as changes to the Company’s current operating structure, existing positions in various tax jurisdictions, the effect of key tax law changes, and other significant tax matters to the extent they are applicable to the full fiscal year financial projection. In addition to the adjustments described above, this normalized tax rate excludes the impact of share-based awards and the amortization of acquisition-related intangible assets. For fiscal year 2022, the Company’s projected non-GAAP normalized tax rate is 13% and will be applied to each quarter of fiscal year 2022. The Company’s non-GAAP normalized tax rate on non-GAAP net income may be adjusted during the year to account for events or trends that the Company believes materially impact the original annual non-GAAP normalized tax rate including, but not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events. The Company is unable to include a reconciliation of the forward-looking measure of the non-GAAP normalized tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the impact of share-based awards and the amortization of acquisition-related intangible assets that are excluded from this non-GAAP measure. The Company expects the variability of the above charges to have a potentially significant impact on its GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the first quarter of fiscal year 2022 outlook and our expectations for growth and strong financial results in fiscal year 2022; the potential for a negative impact of the COVID-19 pandemic on global economic conditions and on the Company's business operations, net sales and operating results; the Company’s expectations concerning the negative impact on the Company’s results of operations from its inability to ship certain products and provide certain support services due to the export restrictions including export restrictions with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government; future operational performance; the anticipated impact of specific items on future earnings; and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Annual Report on Form 10-K as a result of the completion of the Company’s financial closing procedures, final adjustments, annual audit by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; the uncertainty surrounding the impact and duration of the COVID-19 pandemic on global economic conditions and on the Company's business and results of operations; export restrictions and laws affecting the Company's trade and investments including with respect to Huawei and certain of its affiliates and other entities identified by the U.S. government, and tariffs or the occurrence of trade wars; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreased average selling prices of the Company’s products; the Company’s reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; the Company’s ability to forecast its annual non-GAAP normalized tax rate due to material changes that could occur during the fiscal year, which could include, but are not limited to, significant changes resulting from tax legislation, acquisitions, entity structures or operational changes and other significant events; and the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, including impacts arising from Asian, European and global economic dynamics. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2020, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for infrastructure, high-end consumer, and industrial end markets. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech, the Semtech logo and LoRa are registered trademarks or service marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Net sales	$164,673	$154,082	$138,001	$595,117	$547,512
Cost of sales	64,197	60,021	53,724	231,568	210,828
Gross profit	100,476	94,061	84,277	363,549	336,684
Operating costs and expenses:
Selling, general and administrative	47,086	42,891	43,032	162,832	163,106
Product development and engineering	32,833	27,890	27,356	117,529	107,368
Intangible amortization	1,607	1,798	3,725	8,265	16,546
Changes in the fair value of contingent earn-out obligations	—	—	(32)	(33)	(2,345)
Total operating costs and expenses	81,526	72,579	74,081	288,593	284,675
Operating income	18,950	21,482	10,196	74,956	52,009
Interest expense	(1,517)	(1,008)	(1,859)	(5,336)	(9,106)
Non-operating income (expense), net	113	(236)	(7)	124	2,893
Investment impairments and credit loss reserves	(1,319)	(335)	(1,211)	(6,769)	(1,211)
Income before taxes and equity in net gains of equity method investments	16,227	19,903	7,119	62,975	44,585
Provision for taxes	914	1,580	4,190	3,437	12,828
Net income before equity in net gains of equity method investments	15,313	18,323	2,929	59,538	31,757
Equity in net gains of equity method investments	318	159	—	329	109
Net income	15,631	18,482	2,929	59,867	31,866
Net loss attributable to noncontrolling interest	(25)	(5)	(5)	(36)	(5)
Net income attributable to common stockholders	$15,656	$18,487	$2,934	$59,903	$31,871

Earnings per share:
Basic	$0.24	$0.28	$0.04	$0.92	$0.48
Diluted	$0.24	$0.28	$0.04	$0.91	$0.47

Weighted average number of shares used in computing earnings per share:
Basic	65,035	65,136	66,041	65,208	66,263
Diluted	66,085	65,967	67,051	66,059	67,418

SEMTECH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31, 2021	January 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$268,891	$293,324
Accounts receivable, net	70,433	61,927
Inventories	87,494	73,010
Prepaid taxes	22,083	10,718
Other current assets	25,827	21,757
Total current assets	474,728	460,736
Non-current assets:
Property, plant and equipment, net	130,934	124,418
Deferred tax assets	25,483	20,094
Goodwill	351,141	351,141
Other intangible assets, net	11,746	20,012
Other assets	88,070	76,032
Total assets	$1,082,102	$1,052,433

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$50,189	$48,009
Accrued liabilities	59,384	50,632
Total current liabilities	109,573	98,641
Non-current liabilities:
Deferred tax liabilities	976	3,600
Long term debt	179,195	194,743
Other long-term liabilities	93,405	78,249
Stockholders’ equity	698,743	676,954
Noncontrolling interest	210	246
Total liabilities & equity	$1,082,102	$1,052,433

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31, 2021	January 26, 2020
Net income	$59,867	$31,866

Net cash provided by operations	118,930	118,616
Net cash used in investing activities	(42,909)	(34,334)
Net cash used in financing activities	(100,454)	(103,078)
Net decrease in cash and cash equivalents	(24,433)	(18,796)
Cash and cash equivalents at beginning of period	293,324	312,120
Cash and cash equivalents at end of period	$268,891	$293,324

	Three Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020
	Q421	Q321	Q420
Free Cash Flow:
Cash Flow from Operations	$27,254	$28,377	$45,255
Net Capital Expenditures	(10,561)	(7,168)	(2,647)
Free Cash Flow:	$16,693	$21,209	$42,608

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Gross Margin–GAAP	61.0%	61.0%	61.1%	61.1%	61.5%
Share-based compensation	0.5%	0.5%	0.4%	0.4%	0.3%
Adjusted Gross Margin (Non-GAAP)	61.5%	61.5%	61.5%	61.5%	61.8%

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Selling, general and administrative–GAAP	$47,086	$42,891	$43,032	$162,832	$163,106
Share-based compensation	(12,136)	(9,404)	(10,762)	(37,000)	(38,556)
Transaction and integration related	(245)	(292)	(141)	(871)	(1,118)
Restructuring and other reserves	(926)	—	(1,910)	(1,428)	(4,621)
Litigation cost, net of recoveries	(454)	(558)	(410)	(1,263)	(1,340)
Adjusted selling, general and administrative (Non-GAAP)	$33,325	$32,637	$29,809	$122,270	$117,471

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Product development and engineering–GAAP	$32,833	$27,890	$27,356	$117,529	$107,368
Share-based compensation	(3,980)	(3,480)	(3,282)	(13,485)	(11,565)
Transaction and integration related	—	—	67	87	427
Restructuring and other reserves	114	—	—	114	—
Adjusted product development and engineering (Non-GAAP)	$28,967	$24,410	$24,141	$104,245	$96,230

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Operating cost and expense–GAAP	$81,526	$72,579	$74,081	$288,593	$284,675
Share-based compensation	(16,116)	(12,884)	(14,044)	(50,485)	(50,121)
Intangible amortization	(1,607)	(1,798)	(3,725)	(8,265)	(16,546)
Transaction and integration related	(245)	(292)	(74)	(784)	(691)
Restructuring and other reserves	(812)	—	(1,910)	(1,314)	(4,621)
Litigation cost, net of recoveries	(454)	(558)	(410)	(1,263)	(1,340)
Changes in the fair value of contingent earn-out obligations	—	—	32	33	2,345
Adjusted operating cost and expense (Non-GAAP)	$62,292	$57,047	$53,950	$226,515	$213,701

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION: RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
Operating Margin–GAAP	11.5%	13.9%	7.4%	12.6%	9.5%
Share-based compensation	10.3%	8.8%	10.6%	8.9%	9.5%
Intangible amortization	1.0%	1.2%	2.7%	1.4%	3.0%
Transaction and integration related	0.1%	0.1%	0.1%	0.1%	0.1%
Restructuring and other reserves	0.5%	—%	1.4%	0.2%	0.8%
Litigation cost, net of recoveries	0.3%	0.4%	0.3%	0.2%	0.2%
Changes in the fair value of contingent earn-out obligations	—%	—%	—%	—%	(0.4)%
Adjusted Operating Margin (Non-GAAP)	23.7%	24.4%	22.5%	23.4%	22.7%
	Three Months Ended			Twelve Months Ended
	January 31, 2021	October 25, 2020	January 26, 2020	January 31, 2021	January 26, 2020
	Q421	Q321	Q420	Q421	Q420
GAAP net income attributable to common stockholders	$15,656	$18,487	$2,934	$59,903	$31,871

Adjustments to GAAP net income attributable to common stockholders:
Share-based compensation	16,883	13,538	14,590	52,986	52,049
Intangible amortization	1,607	1,798	3,725	8,265	16,546
Transaction and integration related	245	292	74	784	691
Restructuring and other reserves	812	—	1,910	1,314	4,621
Litigation cost, net of recoveries	454	558	410	1,263	1,340
Changes in the fair value of contingent earn-out obligations	—	—	(32)	(33)	(2,345)
Investment gains, losses, reserves and impairments	860	61	1,211	5,280	1,211
Loss on early extinguishment of debt	—	—	514	—	514
Total Non-GAAP adjustments before taxes	20,861	16,247	22,402	69,859	74,627
Associated tax effect	(2,609)	(3,763)	1,474	(13,792)	(3,701)
Equity in net gains of equity method investments	(318)	(159)	—	(329)	(109)
Total of supplemental information, net of taxes	17,934	12,325	23,876	55,738	70,817
Non-GAAP net income attributable to common stockholders	$33,590	$30,812	$26,810	$115,641	$102,688

Diluted GAAP earnings per share	$0.24	$0.28	$0.04	$0.91	$0.47
Adjustments per above	0.27	0.19	0.36	0.84	1.05
Diluted non-GAAP earnings per share	$0.51	$0.47	$0.40	$1.75	$1.52

SEMTECH CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
First Quarter of Fiscal Year 2022 Outlook
(in millions, except per share data)

	Q1 FY22 Outlook
	May 2, 2021
	Low	High
Gross Margin–GAAP	60.6%	61.6%
Share-based compensation	0.4%	0.4%
Adjusted Gross Margin (Non-GAAP)	61.0%	62.0%

	Low	High
Selling, general and administrative–GAAP	$41.5	$42.5
Share-based compensation	(8.5)	(8.5)
Transaction and integration related	(0.5)	(0.5)
Adjusted selling, general and administrative (Non-GAAP)	$32.5	$33.5

	Low	High
Product development and engineering–GAAP	$32.5	$33.5
Share-based compensation	(4.0)	(4.0)
Adjusted product development and engineering (Non-GAAP)	$28.5	$29.5

	Low	High
Diluted GAAP earnings per share	$0.30	$0.36
Share-based compensation	0.20	0.20
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.02	0.02
Associated tax effect	(0.04)	(0.04)
Diluted adjusted earnings per share (Non-GAAP)	$0.49	$0.55

Contacts

Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com